UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2018

SNYDER’S-LANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0- 398 (Commission File Number)	56- 0292920 (IRS Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8- K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre- commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre- commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of Snyder’s-Lance, Inc. (“we,” “us,” “our” or the “Company”) shareholders was held at 9:00 a.m., Eastern Time, on March 23, 2018, to consider and vote upon (1) a proposal to approve the Agreement and Plan of Merger, dated as of December 18, 2017 entered into among the Company, Campbell Soup Company, a New Jersey corporation (“Campbell”), and Twist Merger Sub, Inc., a North Carolina corporation and indirect wholly owned subsidiary of Campbell (“Merger Sub”), including the Plan of Merger included therein, each as may be amended from time to time (together, the “Merger Agreement”), pursuant to which Campbell will acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement, with the Company continuing as the surviving entity following the merger and as an indirect wholly owned subsidiary of Campbell (the “Merger”); (2) a proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement (the “Adjournment Proposal”); and (3) a proposal to approve, on a non-binding, advisory basis, the payment of certain compensation and benefits to our named executive officers that is based on or otherwise relates to the Merger, which they will or may be entitled to receive from the Company (or its successor) (the “Merger-Related Compensation Proposal”). Subject to the satisfaction or waiver of the remaining closing conditions, the Merger is expected to close on March 26, 2018.

As of February 16, 2018, the record date for the Special Meeting, 98,304,911 shares of our common stock were outstanding and entitled to vote. 88,732,630 shares of common stock were represented in person or by proxy at the Special Meeting, constituting a quorum.

The final voting results for the proposals at the Special Meeting, each of which is described in greater detail in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2018, are set forth below.

1.	Proposal to approve the Merger Agreement. The proposal to approve the Merger Agreement was approved by the affirmative vote of approximately 89.65% of the shares of our common stock entitled to vote at the Special Meeting. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
88,134,139	437,117	161,375	0

2.	Merger-Related Compensation Proposal. The non-binding, advisory Merger-Related Compensation Proposal was approved. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
79,979,123	8,240,138	513,369	0

3.	Adjournment Proposal. Because the Company’s shareholders approved the Merger Agreement, the vote on the proposal to adjourn the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement was not called.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of the Company, including any statements regarding the expected timetable for completing the proposed transaction and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the diversion of management time on transaction-related issues; and risk that the transaction and its announcement could have an adverse effect on the Company’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 8.01.	Other Events.

On March 23, 2018, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Snyder’s-Lance, Inc., dated March 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S- LANCE, INC.
Date: March 23, 2018

	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Senior Vice President, General Counsel and Secretary